Exhibit 99.1

Open Text Intends to Acquire Hummingbird

Enters Into Lock-Up Agreements with Hummingbird Shareholders

WATERLOO, ON—July 5th, 2006— Open Text™ Corporation (TSX:OTC)(NASDAQ:OTEX), a leading provider of Enterprise Content Management (ECM) software, today announced its intention to make an offer through a wholly-owned subsidiary for all of the common shares of Hummingbird Ltd. (“Hummingbird”) at a price of U.S.$27.75 per common share in cash, representing a premium of approximately 20.0% over the closing price of the Hummingbird Shares on the Nasdaq on May 25, 2006, the day prior to the announcement by Hummingbird that it had entered into an arrangement agreement with affiliates of the Symphony Technology Group and the offer price is U.S.$1.00 greater than the Symphony Technology Group offer. It is Open Text’s intention to commence the offer by no later than July 15, 2006.

“We believe this acquisition will benefit the shareholders, customers, partners and employees of both companies,” stated John Shackleton, President and CEO of Open Text. “Size and global reach are critical to success in ECM and the addition of Hummingbird will further solidify Open Text as the leading global ECM player. Hummingbird is a strong strategic fit that adds to our solutions focus and increases the reach of our Global Partner Program. Open Text believes that its offer is at an attractive premium and price to Hummingbird shareholders. “

In connection with its offer, Open Text has entered into lock-up agreements with shareholders of Hummingbird representing 3,179,725 common shares or approximately 18% of the issued and outstanding common shares of Hummingbird (the “Lock-Up Agreements”) calculated as of June 19, 2006. Each party entering into a Lock-Up Agreement with Open Text has agreed to deposit, or cause to be deposited, and not withdraw (subject to certain limited rights of withdrawal) their common shares to the Open Text offer.

Prior to entering into the Lock-Up Agreements, Open Text, together with its affiliates, owned 764,850 common shares of Hummingbird or approximately 4.3% of the issued and outstanding common shares of Hummingbird as of June 19, 2006. As a result of entering into the Lock-up Agreements, Open Text and its affiliates have acquired beneficial ownership (with the meaning of such term under applicable securities laws) of the common shares of Hummingbird subject to the Lock-Up Agreements, which, together with the common shares of Hummingbird already owned by Open Text and its affiliates, represent in the aggregate approximately 22.3% of the issued and outstanding common shares of Hummingbird as of June 19, 2006.

Other shareholders of Hummingbird holding approximately 3.2 million common shares or approximately 18.2% of the issued and outstanding common shares calculated as of June 19, 2006 have also indicated to Open Text their support for a superior offer to the Symphony offer.

The offer will be subject to certain customary conditions including: (i) there having been deposited under the offer and not withdrawn, at the expiry time, a number of Hummingbird common shares such that the common shares deposited under the offer, together with all other Hummingbird common shares owned by Open Text or its affiliates, directly or indirectly, constitute not less than 66 2/3% of the outstanding Hummingbird common shares (on a fully diluted basis); (ii) there not having occurred any change in, among other things, the business, assets, prospects, results of operations or cash flows which is or may be considered to be materially adverse to Hummingbird and its subsidiaries taken as a whole; (iii) there having been obtained all governmental and regulatory approvals which, in Open Text’s sole judgement, are necessary or desirable in connection with the offer; and (iv) Hummingbird having made access available to Open Text, in a timely manner, to all non-public information relating to Hummingbird and its affiliates and subsidiaries, including access to management of Hummingbird, as may have been given, provided or made available by Hummingbird or any of its affiliates or subsidiaries to any other potential acquirer and Open Text having been satisfied with its review of such information.

Under the terms of the Lock-Up Agreements, the locked-up shareholders have agreed to vote their shares tendered to any Open Text offer against any competing transaction during the term of the lock-up. The lock-up agreement may be terminated by the locked-up shareholders in certain circumstances including, if the Open Text offer is not made prior to July 15, 2006, or if a third party publicly announces a competing offer at a higher price than the price offered by Open Text and Open Text does not amend its offer within a prescribed period to be at least equal to the price of such third party offer. Open Text is also entitled to compensation from the locked-up shareholders in the event of certain third party offers completed at a price greater than U.S.$27.75.

The Company intends to finance the offer through cash on hand and committed loan facilities to be provided by a Canadian chartered bank pursuant to a binding commitment letter. The committed loan facilities include a term loan facility and a revolving loan facility. Open Text does not intend to issue equity in connection with the completion of this acquisition. Open Text has retained RBC Capital Markets to act as its financial advisor on this transaction.

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) software solutions that bring together people, processes and information in global organizations. Today, the Company supports approximately 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Livelink and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2005. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright (C) 2006 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Anne Marie K. Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com